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                                                                EXHIBIT 99.1



 APPLIED DIGITAL INCREASES ITS OWNERSHIP POSITION IN DIGITAL ANGEL CORPORATION

                         TUESDAY MARCH 1, 7:35 AM ET

         APPLIED DIGITAL NOW OWNS 24,291,673 SHARES OF DIGITAL ANGEL

DELRAY BEACH, Fla.--(BUSINESS WIRE)--March 1, 2005-- Applied Digital (NASDAQ: ADSX - News), a provider of Security Through Innovation(TM), announced today that it has increased its ownership position in Digital Angel Corporation (AMEX: DOC - News). Applied Digital's ownership increases to 24,291,673 million shares from 23,647,533 million shares. This increase is a direct result of a share exchange transaction associated with Digital Angel's acquisition of DSD d/b/a Daploma, which was announced by Digital Angel Corporation today.

As part of the DSD transaction, the sellers received 684,543 shares of Applied Digital's common stock (equivalent to $3.5 million). In exchange for these shares, Digital Angel issued the equivalent amount ($3.5M) or 644,140 shares of its common stock to Applied Digital. The value calculations were based on a ten-trading day volume weighted average for each stock. The company expects to file a registration statement for these shares.

Commenting on the increase, Scott R. Silverman, Chief Executive Officer of Applied Digital stated, "We have consistently believed that Digital Angel is undervalued, and therefore have looked to increase our investment whenever it made business sense. This is clearly one of those opportunities." Silverman continued, "Digital Angel's livestock, companion pet, and SARBE business lines, have significant growth opportunities for 2005 and beyond. With the Daploma acquisition, Digital Angel enhances its international livestock tagging business enabling it to compete for worldwide identification programs."

About Applied Digital:
Applied Digital develops innovative security products for consumer, commercial, and government sectors worldwide. The Company's unique and often proprietary products provide security for people, animals, the food supply, government/military arena, and commercial assets. Included in this diversified product line are RFID applications, end-to-end food safety systems, GPS/Satellite communications, and telecomm and security infrastructure, positioning Applied Digital as the leader of Security Through Innovation. Applied Digital is the owner of a majority position in Digital Angel Corporation (AMEX: DOC - News). For more information, visit the company's website at http://www.adsx.com.

                       ABOUT DIGITAL ANGEL CORPORATION
Digital Angel Corporation develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets. Applications for the Company's products include identification and monitoring of pets, fish, livestock, and humans through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors.

Digital Angel Corporation is majority-owned by Applied Digital, Inc. (Nasdaq:ADSX - News). For more information about Digital Angel, please visit www.DigitalAngelCorp.com. Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.
Contact:
CEOcast, Inc. for Applied Digital:
Ken Sgro, 212-732-4300
kensgro@ceocast.com



                           SOURCE: APPLIED DIGITAL

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